Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
June 7, 2024	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
4D Molecular Therapeutics, Inc.	London	Tokyo
5858 Horton Street #455	Los Angeles	Washington, D.C.
Emeryville, CA 94608	Madrid

Re: Registration Statement on Form S-3 (File No. 333-276872); Shares of Common Stock, par value $0.0001 per share, having an aggregate offering price of up to $250,000,000

To the addressee set forth above:

We have acted as special counsel to 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale through Leerink Partners LLC as the sales agent (the “Sales Agent”) from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, to be issued pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2024 (File No. 333-276872) (as so filed, the “Registration Statement”), the base prospectus dated February 5, 2024 included in the Registration Statement (the “Base Prospectus”), a prospectus supplement relating to the at-the-market offering of the Shares contemplated by the Sales Agreement (defined below) dated June 7, 2024 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and that certain Sales Agreement dated June 7, 2024 between you and the Company (the “Sales Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

June 7, 2024

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

Upon the completion of all Corporate Proceedings (as defined below) relating to the Shares, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in accordance with the Corporate Proceedings and the terms of the Sales Agreement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s certificate of incorporation and (iii) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company or one or more committees thereof established by the board of directors of the Company with the authority to issue and sell Shares pursuant to the Sales Agreement in accordance with the DGCL, the Company’s certificate of incorporation, the bylaws of the Company and certain resolutions of the board of directors of the Company and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP